UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 7, 2011

 LANTRONIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Technology Drive
Irvine, California 92618
(Address of principal executive offices, including zip code)

(949) 453-3990
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Effective February 7, 2011, the Compensation Committee of the Board of Directors of Lantronix, Inc. (the “Company”), approved the Fiscal 2011 Performance Awards for the six months ended December 31, 2010 , for both Jerry D. Chase, President and Chief Executive Officer and Reagan Y. Sakai, Chief Financial Officer.  The value of the awards to Mr. Chase and Mr. Sakai are $38,855 and $19,440 respectively, which will be paid with a combination of cash and fully vested restricted stock units (“RSU”).  The RSU will be will be settled in common shares based on the closing price of the Company’s stock on February 7, 2011.

The following table sets forth the gross dollar value of cash amount and RSU for each of Mr. Chase and Mr.Sakai:

Named Executive Officer	Cash Amount RSU
Jerry D. Chase	$19,427.50 $19,427.50
Reagan Y. Sakai	$9,720.00 $9,720.00

The specific terms of the cash award is set forth in the Fiscal 2011 Performance Award Agreement (the “Performance Award Agreement”) for each participant.  A copy of the Form of Performance Award Agreement is attached as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description
10.1	Form of Performance Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2011	LANTRONIX, INC., a Delaware corporation

By:	/s/ Jerry D. Chase
Jerry D. Chase President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Document
10.1	Form of Performance Award Agreement